Exhibit 3.4

LIMITED LIABILITY COMPANY AGREEMENT

OF

IDEARC INFORMATION SERVICES LLC

Dated as of November 15, 2006

LIMITED LIABILITY COMPANY AGREEMENT

OF

IDEARC INFORMATION SERVICES LLC

This Limited Liability Company Agreement (this “Agreement”) of Idearc Information Services LLC (the “Company”), dated as of November 15, 2006, is entered into by GTE Corporation, a New York corporation, as the sole member (the “Member”).

WHEREAS, Idearc Information Services Inc. (the “Corporation”) was formed as a Delaware corporation on August 21, 1936; and

WHEREAS, on November 13, 2006, by unanimous written consent, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a limited liability company and this Agreement, and recommended the approval of such conversion and this Agreement to the sole stockholder of the Corporation (the “Sole Stockholder”), pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, on November 10, 2006, by written consent, the Sole Stockholder approved the conversion of the Corporation to a limited liability company and this Agreement pursuant to Section 266 of the DGCL; and

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and Section 266 of the GCL pursuant to the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company and a Certificate of Formation (the “Conversion”); and

WHEREAS, on November 15, 2006, pursuant to this Agreement and the conversion, the Sole Stockholder became the sole Member of the Company, the shares of capital stock in the Corporation were converted into limited liability company interests in the Company, and the Sole Stockholder of the Corporation became the owner of all of the limited liability company interests in the Company.

NOW THEREFORE, the Member hereby forms a limited liability company pursuant to and in accordance with the Act and Section 266 of the DGCL.

ARTICLE I

NAME, PURPOSE, ETC.

Section 1.1 Conversion. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, dated as of August 21, 1936, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by this Agreement, (ii) all of the shares of capital stock in the Corporation held by the sole stockholder of the Corporation immediately prior to the Conversion are converted into all of the limited liability company interests in the Company, (iii) the sole stockholder of the Corporation is automatically admitted to the Company as the sole member of the Company, (iv) all certificates evidencing shares of capital stock in the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company, and (v) the Corporation is being continued without dissolution in the form of a Delaware limited liability company.

Section 1.2 Name. The name of the limited liability company formed hereby is Idearc Information Services LLC. The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

Section 1.3 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

Section 1.4 Powers of the Company. Subject to any limitations set forth in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 1.3.

Section 1.5 Term. The term of the Company commences on the date the Certificate of Conversion and the Certificate of Formation of the Company are filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved or terminated pursuant to the provisions of Sections 6.1 and 6.2, respectively, of this Agreement.

Section 1.6 Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

Section 1.7 Principal Office. The Company shall also have an office at Dallas/Fort Worth Airport, State of Texas and may also have an office or offices at such other place or places as the Member may from time to time designate or the business of the Company may require. The Member may keep the books of the Company outside the State of Delaware, at any office or offices of the Company, or at any other place, as the Member may from time to time designate or the business of the Company may require.

Section 1.8 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 1.9 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.10 Fiscal Year. The fiscal year of the Company will be the calendar year.

Section 1.11 Taxation. The Company shall not be, and the Member and the Board of Directors (as defined below) shall not permit the Company to elect to be, treated as an association taxable as a corporation for U.S, federal, state or local income tax purposes, including without limitation by electing to treat the Company as an association taxable as a corporation under Treasury Regulations section 301.770 l-3(a) or any corresponding provision of state or local law.

Section 1.12 Certain Ratified Actions. Without in any way limiting the generality of the foregoing or anything else contained in this Agreement or in any other document, William G. Mundy, is hereby designated as an authorized person, within the meaning of the Act and the execution and filing of the Certificate of Conversion and the Certificate of Formation of the Company with the Secretary of State are hereby ratified and confirmed.

ARTICLE II

THE MEMBER

Section 2.1 The Member. The name and mailing address of the Member is as follows:

Name	Address
GTE Corporation	140 West Street New York, NY 10007

Section 2.2 Interests of Member. The Member is the holder of 155,000 limited liability company interests in the Company, representing 100% of the outstanding limited liability company interests in the Company.

Section 2.3 Member Meetings.

(a) Actions by the Member; Meetings. The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member pursuant to subparagraph (b) below. Meetings of the Member may be called at any time by the Member.

(b) Action by Written Consent. Any action may be taken by the Member without a meeting if authorized by the written consent of the Member. In no instance where action is authorized by written consent of the Member will a meeting of the Member be called or notice be given. However, a copy of the action taken by written consent shall be filed with the records of the Company.

Section 2.4 Power of Member. The Member shall have only the rights and power expressly granted to the Member pursuant to the terms of this Agreement. The approval or consent of the Member shall not be required in order to authorize the taking of any action by the Company except and only to the extent that (i) this Agreement shall expressly otherwise provide, (ii) such approval or consent shall be required by non-waivable provisions of the Act or (iii) the Board of Directors shall determine that obtaining such approval or consent would be appropriate or desirable. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter, except as authorized in accordance herewith. The Member shall exercise its powers with respect to the Company only through the appointment of directors, except as otherwise required by the Act.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number, Qualification and Term of Office. The business of the Company shall be managed under the direction of its Board of Directors (the “Board of Directors”). The number of directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than nine (9), the exact number within such limits to be determined by a majority vote of the directors then in office or by the Member of the Company. Any officer of the Company or of any subsidiary or affiliate who may be elected as a director of the Company shall automatically cease to be a director of the Company upon his/her retirement or termination of his/her employment for any reason as an employee of the Company or such subsidiary or affiliate.

Section 3.2 Election of Board of Directors. The initial directors of the Company shall be as set forth on Annex A attached hereto. Thereafter, the directors shall be chosen by the Member. Each director shall hold office until the next annual election of directors or until a successor is selected by the Member or until such director’s death, resignation or removal. Each director is hereby designated as a “manager” (within the meaning of the Act) of the Company.

Section 3.3 Meetings of the Board of Directors. The Board of Directors shall meet from time to time to discuss the business of the Company. The Board of Directors shall hold all meetings at the offices of the Company at Dallas/Fort Worth Airport, State of Texas, or at such other place as may be fixed from time to time by the Board of Directors or as may be designated in the notices of such meetings. Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors or the Member. Any director may call a meeting of the Board of Directors on three days’ notice to each other director, either personally, by telephone, by facsimile or by any other similarly timely means of communication.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, or by any two directors. Notice of every special meeting of the Board of Directors, stating the time and the place at which such meeting will be held, shall be given to each director personally, or by telegraph, or by telephone at least 48 hours before the time at which such meeting is to be held, or by depositing the same in the mail, properly addressed, at least three (3) days before the date of such meeting.

Section 3.5 Organization. At each meeting of the Board of Directors, the President, or in the absence of the President, any Vice President shall act as Chairman of the meeting. The Secretary, or, in his/her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretary or Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

Section 3.6 Utilization of Conference Telephones. Unless otherwise restricted by the Certificate of Formation or this Agreement, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person in the meeting.

Section 3.7 Action Without a Meeting. Notwithstanding any other provision of this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors, if there be any, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.8 Quorum. At all meetings of the Board of Directors, a majority of the directors then in office, but in no case fewer than one-third of the total number of authorized directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 3.9 General Powers of Directors. The Board of Directors shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act; provided, however, that there shall be reserved to the Member the powers that, under the Act, are reserved to a non-managing Member of a limited liability company organized under laws of the State of Delaware.

Section 3.10 Specific Powers of Directors. Without prejudice to the general powers of the Board of Directors, it is hereby expressly declared that the directors shall have the following powers, to wit:

(a) To adopt and alter a common seal of the Company;

(b) To make and change resolutions, not inconsistent with this Agreement, for the management of the Company’s business and affairs;

(c) To purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire;

(d) To pay for any property purchased for the Company, either wholly or partly in money, bonds, debentures, or other securities of the Company;

(e) To borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same;

(f) To remove any officer for cause, or any officer other than the President summarily without cause, and in their discretion, from time to time, and to devolve the powers and duties of any officer upon any other person for the time being;

(g) To appoint and remove or suspend such subordinate officers, agents, or factors as they may deem necessary and to determine their duties, and fix, and from time to time change their salaries or remuneration, and to require security as and when they think fit;

(h) To confer upon any officer of the Company the power to appoint, remove, and suspend subordinate officers, agents, and factors;

(i) To determine who shall be authorized on the Company’s behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, and other instruments;

(j) To delegate any of the powers of the Board of Directors in relation to the ordinary business of the Company to any standing or special committee or to any officer or agent (with power to sub-delegate), upon such terms as they think fit; and

(k) To call special meetings of the Member for any purpose or purposes.

Section 3.11 Compensation of Directors. Directors shall not receive any stated compensation for their service as such unless such compensation shall have been approved by the Member, but, by resolution of the Board of Directors, fees in a reasonable amount may be paid to the directors for attendance at each meeting of the Board of Directors or at any adjournment of any such meeting. Directors may also be entitled, by resolution of the Board of Directors, to be reimbursed for expenses incurred in attending any such meeting. Nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for such service.

Section 3.12 Resignations. Any director of the Company may resign at any time by giving written notice to the Member or the Board of Directors. Such resignation shall take effect when accepted by the Board of Directors or as of the date specified in the resignation. Upon the effectiveness of any such resignation, such director shall cease to be a “manager” (within the meaning of the Act).

Section 3.13 Removal of Directors. Any or all of the directors may be removed at any time and from time to time, either with or without cause, by the Member and the resulting vacancy or vacancies may be filled by the Member.

Section 3.14 Filling of Vacancies. If the office of any director becomes vacant, the majority of directors in office, although less than a quorum, may appoint any qualified person to fill such vacancy who shall hold office for the unexpired term and until his/her successor shall be duly chosen.

Section 3.15 Increase or Decrease of Number of Directors. The number of directors may be increased or decreased at any time by the Member, and the additional directors may be chosen by the Member to hold office until their successors are elected and qualified.

ARTICLE IV

OFFICERS

Section 4.1 Number, Election and Qualification. The elective officers of the Company shall be chosen annually, by the directors, and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. The Board of Directors may also, in its discretion, elect additional Vice Presidents, an Assistant Controller and one or more Assistant Secretaries or Assistant Treasurers. The President must be a member of the Board of Directors. Any two offices may be held by the same person except the offices of President and Controller or President and Secretary. The Board of Directors may also elect such other officers and agents as it may deem necessary to hold office for such terms and exercise such powers and perform such duties, except as otherwise provided in this Agreement, as may be authorized from time to time by the Board of Directors. The initial officers of the Company shall be as set forth in Annex B attached hereto.

Section 4.2 President. The President shall be the chief operating officer of the Company; he shall have general and active management of the business of the Company, subject to the control of the Board of Directors, He shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Company. He or the Treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal, of the Company; shall sign certificates of limited liability company interests and in general shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.3 Vice Presidents. The Vice President of the Company shall have such powers and duties as may be prescribed for them by the Board of Directors or as may be delegated to them by the President.

Section 4.4 Secretary. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the company seal, records, minutes, and books of the Company. He/she shall also act as Secretary of all Member meetings and consents, and keep a record thereof, except as some other person may be selected as Secretary by such meeting. He/she shall keep a suitable record of the address of the Member and shall, except as may be otherwise required by statute or by this Agreement, sign and issue and publish all notices required for meetings of the Member and the Board of Directors. He/she shall sign all certificates of limited liability company interests, bonds, and mortgages, and all other documents and papers to which his/her signature may be necessary or appropriate, shall affix the seal of the Company to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for him/her by the President or by the Board of Directors.

Section 4.5 Treasurer. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody, and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies, or safety vaults as the Board of Directors may direct. He shall have custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Company naturally belong in the office or custody of the Treasurer, or shall be placed in his custody by the Board of Directors or by the President. He shall sign checks, drafts, and other papers providing for the payment of money by the Company for approval purposes and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him by the Board of Directors. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

Section 4.6 Controller. The Controller shall be the principal accounting officer of the Company. He shall have general supervision over the books and accounts of the Company relating to receipts and disbursements and shall arrange the form of all vouchers, accounts, reports, and returns required by the various departments. He shall examine the accounts of all officers and employees from time to time, and as often as practicable, and shall see that proper returns are made of all receipts from all sources and that correct vouchers are turned over to him for all disbursements for any purpose. All bills for the previous month, properly made in detail and certified, shall be submitted to him, and he shall audit and approve the same if found satisfactory and correct, but he shall not approve or audit any voucher unless the charges covered by the voucher have been previously approved through working order, requisition, or otherwise, by the head of the department in which it originated, or unless he shall be otherwise satisfied of its propriety and correctness. He shall have full access to all contracts, correspondence, and other papers relating to the accounts of the Company, except such as in the practical business operation of the Company shall naturally belong in the custody of the Treasurer, or shall be placed in his custody by the Board of Directors or by the President. The Controller shall have such powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him by the Board of Directors or by the President. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

Section 4.7 Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Assistant Secretaries, Assistant Treasurers, and Assistant Controllers shall respectively assist the Secretary, the Treasurer and the Controller of the Company in the performance of the respective duties assigned to such principal officer, and in assisting his principal officer, each assistant officer shall for such purpose have the same powers as his principal officer.

Section 4.8 Term of Office and Removal. The officer of the Company shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

Section 4.9 Compensation. The salaries of all officers and agents of the Company shall be fixed by the President, except the salary of the President which shall be fixed by the Board of Directors or under its direction.

Section 4.10 Delegation of Officers’ Duties. In case of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer or to any director.

Section 4.11 Resignation. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 4.12 Filling of Vacancies. If any office becomes vacant, the majority of directors in office may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his/her successor shall be duly chosen; provided, however, that the President shall have power to fill all vacancies in the office of Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Controller or Assistant Controller, such appointee to hold office until the vacancy shall be filled by the Board of Directors.

Section 4.13 Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or by the decision of the Member, are agents of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company.

Section 4.14 Reliance by Third Parties. Any person dealing with the Company or any officer may rely upon a certificate signed by the President, Secretary or any Vice President as to:

(a) the identity of the President or any Member, director, or other officer;

(b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the President, any other officer, a director, or the Board of Directors, or which are in any other manner germane to the affairs of the Company;

(c) the persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

ARTICLE V

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 5.1 Membership Interest. The Company shall have limited liability company interests evidenced by a certificate in the form attached as Annex C. The Company shall issue to the Member a certificate to evidence its limited liability company interest.

Section 5.2 Additional Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company in the form of cash, services or otherwise, at the times and in the amounts determined by the Member.

Section 5.3 Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board of Directors. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member if such distribution would violate § 18-607 of the Act or any other applicable law.

ARTICLE VI

DISSOLUTION, ASSIGNMENT AND TRANSFER

Section 6.1 Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the sale, transfer or other disposition of all the assets of the Company, (b) the decision of the Member to dissolve the Company or (c) the entry of a decree of judicial dissolution under § 18-802 of the Act.

Section 6.2 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Certificate of Formation has been canceled, all in accordance with the Act.

Section 6.3 Assignments. The Member shall be permitted to transfer all or part of its interest in the Company to any person or entity that assumes all or such portion of the Member’s obligations under this Agreement.

Section 6.4 Resignation. The Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

Section 6.5 Additional Members. The Company may admit any person as an additional member of the Company with the consent of the Member.

ARTICLE VII

LIABILITY, EXCULPATION, INDEMNIFICATION

Section 7.1 Liability of the Members & Directors.

(a) Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b) Neither the Member, or the managers, or any officers, directors, shareholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a “Covered Person” and, collectively, the “Covered Persons”), shall be liable to the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

Section 7.2 Fiduciary Duty.

(a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, a Covered Person acting under this Agreement shall not be liable to the Company for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

Section 7.3 Indemnification. Every person who is or shall be or shall have been a Covered Person (and for purposes of this Section 7.3, Covered Person shall, to the fullest extent permitted by applicable law, include the personal representatives of such Covered Person) shall be indemnified by the Company against all costs, expenses, and counsel fees reasonably incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be made a party by reason of such Covered Person being or having been a manager, officer, director, shareholder, partner, employee, representative or agent of the Company or of any subsidiary or affiliate thereof, except in relation to such matters as to which such Covered Person shall finally be adjudicated in such action, suit or proceeding to have been derelict in the performance of such Covered Person’s duty as a manager, officer, director, shareholder, partner, employee, representative or agent, and the foregoing right to indemnification shall not be exclusive of, but shall be in addition to, other rights as to which such Covered Person may be entitled as a matter of law. The Company shall advance expenses (including attorneys fees) incurred by any such person in defending any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such advancements if it shall ultimately be determined that such person is not entitled to indemnification, to the extent permitted by the Act, as amended from time to time. Nothing contained in this Agreement shall preclude the Company or any subsidiary or affiliate thereof from settling litigation to which present or former Covered Persons are or may be parties or from defraying the cost of insurance for protection of the Company and its subsidiaries and affiliates and its and their managers, or any officers, directors, shareholders, partners, employees, representatives or agents, or any of the foregoing, against liability in or in connection with any litigation. If said action, suit or proceeding shall be settled with the approval of the Board of Directors, or otherwise terminated without final determination on the merits, each director or officer shall be entitled to such indemnity (which amount shall not include any amount paid to the Company in settlement) if in the judgment of the Board of Directors said director or officer had not in any substantial way been derelict in the performance of his/her duties as charged in such action, suit or proceeding. The foregoing right to indemnification shall not be exclusive of other rights to which any such director or officer may be entitled as a matter of law.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Inter-Company Contracts. No contract or other transaction between the Company and any other business entity and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors, managers or members of the Company are pecuniarily or otherwise interested in, or are directors, officers, managers or members of, such other entity. Any director, manager or member individually, or any firm of which any director, manager or member may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he/she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors at which action upon such contract or transaction shall be taken; and any director, manager or member of the Company who is also a director, manager, member or officer of such other entity or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director, manager, member or officer of such other entity or not so interested.

Section 8.2 Notice and Waiver of Notice. Whenever any notice is required by this Agreement to be given to the Member, a director or an officer, it shall not be construed to mean personal notice unless expressly so stated; and any notice so required may be given by telegram, cablegram or by mail by depositing the same in a post office or letter box in a sealed post-paid wrapper, addressed to the person entitled thereto at such address as appears on the books of the Company and such notice shall be deemed to have been given on the date of such mailing. Any notice required to be given under this Agreement may be waived by the person entitled thereto.

Section 8.3 Amendments. This Agreement may be amended, altered or repealed, or a new Agreement may be adopted by the Member or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed amendment, alteration, repeal or adoption of a new agreement be contained in the notice of such special meeting. Notwithstanding the foregoing, no amendment, modification or supplement (taken together with all previous amendments, modifications or supplements) shall materially adversely affect a Member on a discriminatory basis without such Member’s consent. The Company shall notify the Member after any such amendment, modification or supplement has taken effect.

Section 8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

Section 8.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 8.6 No Third-Party Beneficiaries. Except as provided in Article VII with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

Section 8.7 Certificates. (a) General. The Member shall be entitled to a certificate representing its interest in the Company, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by an officer of the Company, which signature may be a facsimile thereof. In case the officer of the Company who has signed or whose facsimile signature has been place on such certificate shall have ceased to be an officer of the Company before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue. The certificate shall contain a legend with respect to any restrictions on transfer,

(b) Application of Article 8 of the Uniform Commercial Code. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), such provision of Article 8 of the UCC shall control.

Each certificate evidencing an interest in the Company shall bear the following legend:

“[                    , LLC, a Delaware limited liability company (the “Company”), hereby certifies that                      (the “Holder”) is the registered owner of          % of the limited liability company interests in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF                          , 200    , AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT, By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.]

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.”

No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

Section 8.8 Governing Law, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

GTE CORPORATION

By:	/s/ Marianne Drost
Name:	Marianne Drost
Title:	Secretary and Vice President

Annex A

Directors

Katherine J. Harless
William G. Mundy
Andrew Coticchio

Annex B

Officers
Name	Title
Katherine J. Harless	President
W. Scott Hanle	President-International
William G. Mundy	Vice President, General Counsel and Secretary
Andrew Coticchio	Vice President-Finance
Kevin D. Balsley	Vice President-Tax
Patrick Dentico	Vice President-Tax
Richard R. Masching	Vice President-Tax
Dane E. Beck	Controller
Janet M. Garrity	Treasurer
Neil D. Olson	Assistant Treasurer

Annex C

IDEARC INFORMATION SERVICES LLC

CERTIFICATE OF MEMBERSHIP INTEREST

[                , LLC, a Delaware limited liability company (the “Company”), hereby certifies that                  (the “Holder”) is the registered owner of              % of the limited liability company interests in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF             , 200     AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business, The Company maintains books for the purpose of registering the transfer of Interests.]

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws,

The undersigned certifies that GTE Corporation is the holder of 155,000 limited liability company interests in Idearc Information Services LLC, a Delaware limited liability company (the “Company”).

The limited liability company interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this          day of             , 2006.

Idearc Information Services LLC

By:
Name:
Title: